UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016 (November 14, 2016)

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 14, 2016, HollyFrontier Corporation (the “Company”), as borrower, Toronto Dominion (Texas) LLC, as administrative agent (the “Agent”), and each of the financial institutions party thereto as lenders, entered into that certain Amendment No. 1 to Term Loan Agreement (the “Amendment”), which amended certain terms of the Senior Unsecured 3-Year Term Loan Agreement, dated as of April 28, 2016 (as amended, restated, supplemented or otherwise modified, the “Term Loan Agreement”). After giving effect to the Amendment, the Company is no longer required to prepay the loan under the Term Loan Agreement upon the Company’s issuance of any bonds, debentures, notes or similar instruments.

The description of the Amendment herein is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Senior Unsecured 3-Year Term Loan Agreement, dated as of November 14, 2016, by and among HollyFrontier Corporation, as borrower, Toronto Dominion (Texas) LLC, as administrative agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

	By:	/s/ Douglas S. Aron
Douglas S. Aron
Executive Vice President and Chief Financial Officer

Dated: November 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to Senior Unsecured 3-Year Term Loan Agreement, dated as of November 14, 2016, by and among HollyFrontier Corporation, as borrower, Toronto Dominion (Texas) LLC, as administrative agent and the lenders party thereto.